Exhibit 16.1
July 6, 2007
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:	Alsius Corporation (formerly Ithaka Acquisition Corp.) Commission File # 000-51362
Ladies and Gentlemen:
We have read the statements made by Alsius Corporation in Item 4.01 of the accompanying Form 8-K/A, which is being filed with the Securities and Exchange Commission. We agree with the statements therein concerning our firm.
Very truly yours,
/s/ Goldstein Golub Kessler LLP
GOLDSTEIN GOLUB KESSLER LLP